                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to Section 240.14a-11(c) or Section240.14a-12

                          U.S. OFFICE PRODUCTS COMPANY
                (Name of Registrant as Specified in its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]                   No fee required.
[ ]                   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
           1)         Title of each class of securities to which transaction applies:
           2)         Aggregate number of securities to which transaction applies:
           3)         Per unit price or other underlying value of transaction computed pursuant to Exchange
                      Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           4)         Proposed maximum aggregate value of transaction:
           5)         Total fee paid:
[ ]                   Fee paid previously with preliminary materials.
[ ]                   Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2)
                      and
           identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1)         Amount Previously Paid:
           2)         Form, Schedule or Registration Statement No.:
           3)         Filing Party:
           4)         Date Filed:

                                     [LOGO]
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 600 East
                             Washington, D.C. 20007
                                 (202) 339-6700

                                                                 August 14, 1998

Dear Stockholder:

        On behalf of the Board of Directors and employees of U.S. Office Products Company, I cordially invite you to attend the 1998 Annual Meeting of U.S. Office Products' stockholders. We will be holding the Annual Meeting on Wednesday, September 16, 1998 at 10:00 a.m. eastern time at The Omni Shoreham Hotel, located at 2500 Calvert Street, N.W., Washington, D.C., 20008.

        Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about U.S. Office Products.

        Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                                    Sincerely,

                                                            [SIGNATURE]

                                                    Charles P. Pieper
                                                    Chairman of the Board of
                                                    Directors

                             YOUR VOTE IS IMPORTANT

         Please Sign, Date and Return Your Proxy Card Before the Annual Meeting If you have any questions about voting your shares, please contact our proxy solicitor,
              D.F. King & Co., Inc., toll-free at (800) 431-9643.

                                     [LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:  WEDNESDAY, SEPTEMBER 16, 1998

TIME:  10:00 A.M.

PLACE:  THE OMNI SHOREHAM HOTEL
       2500 CALVERT STREET, N.W.
       WASHINGTON, D.C. 20008

Dear Stockholders:

        At the 1998 Annual Meeting, we will ask you to:

        -    Elect nine directors;

        - Ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending April 24, 1999; and

        - Transact any other business that is properly presented at the Annual Meeting.

        You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on August 5, 1998.

                                              By order of the Board of
                                              Directors:

                                                         [SIGNATURE]
                                              Mark D. Director
                                              Secretary

August 14, 1998

                     YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

         PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE
                                    MEETING.

        IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY
                                   SOLICITOR,
              D. F. KING & CO., INC., TOLL-FREE AT (800) 431-9643.

          IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND
                                VOTE IN PERSON.

                                     [LOGO]

                       1025 Thomas Jefferson Street, N.W.
                                 Suite 600 East
                             Washington, D.C. 20007

                                                                 August 14, 1998

                       PROXY STATEMENT FOR ANNUAL MEETING

        This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 1998 Annual Meeting of the stockholders of U.S. Office Products Company ("U.S. Office Products"). The 1998 Annual Meeting will be held on Wednesday, September 16, 1998 at 10:00 a.m. eastern time at The Omni Shoreham Hotel, located at 2500 Calvert Street, N.W., Washington, D.C., 20008.

        This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

        On August 14, 1998, we began mailing information to people who, according to our records, owned shares of U.S. Office Products' common stock at the close of business on August 5, 1998.

                               TABLE OF CONTENTS

INFORMATION ABOUT THE 1998 ANNUAL MEETING AND VOTING................................          1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING.....................................          3

       1.  ELECTION OF DIRECTORS....................................................          3

       2.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS....          3

STOCK OWNERSHIP.....................................................................          4

THE BOARD OF DIRECTORS..............................................................          6

EXECUTIVE OFFICERS AND COMPENSATION.................................................         12

OTHER INFORMATION...................................................................         21

              INFORMATION ABOUT THE 1998 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

        The Annual Meeting will be held on Wednesday, September 16, 1998 at 10:00 a.m. eastern time at The Omni Shoreham Hotel, located at 2500 Calvert Street, N.W., Washington, D.C., 20008.

THIS PROXY SOLICITATION

        We are sending you this Proxy Statement because U.S. Office Products' Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On August 14, 1998, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares at the close of business on August 5, 1998.

        U.S. Office Products is paying the cost of requesting these proxies. U.S. Office Products' directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. U.S. Office Products also has retained D.F. King & Co., Inc. to assist in distributing proxy solicitation materials and seeking proxies. U.S. Office Products will pay D.F. King & Co., Inc. a fee of approximately $5,500 plus reasonable out-of-pocket expenses for this assistance. U.S. Office Products will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of U.S. Office Products' common stock.

VOTING YOUR SHARES

        You have one vote for each share of U.S. Office Products' common stock that you owned of record at the close of business on August 5, 1998. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

        You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

        If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF U.S. OFFICE PRODUCTS FOR THE 1999 FISCAL YEAR.

REVOKING YOUR PROXY

        If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

        - You may notify the Secretary of U.S. Office Products in writing that you wish to revoke your proxy.

        -    You may submit a proxy dated later than your original proxy.

        - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

  PROPOSAL 1: ELECTION OF NINE    The nine nominees for director who receive the most votes
  DIRECTORS                       will be elected. If you indicate "withhold authority to
                                  vote" for a particular nominee on your proxy card, your
                                  vote will not count either for or against the nominee.
  PROPOSAL 2: RATIFICATION OF     The affirmative vote of a majority of the votes cast at
  SELECTION OF INDEPENDENT        the Annual Meeting is required to ratify the selection of
  ACCOUNTANTS                     independent accountants. If you abstain from voting, it
                                  has the same effect as if you voted against this proposal.

        If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both of the proposals scheduled to be presented at the Annual Meeting.

        QUORUM. On the record date for the Annual Meeting (August 5, 1998), 36,463,254 shares were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 18,231,628 shares are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares that are represented at the Annual Meeting.

ADDITIONAL INFORMATION ABOUT U.S. OFFICE PRODUCTS

        The U.S. Office Products Annual Report to Stockholders for the fiscal year ended April 25, 1998, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about U.S. Office Products.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

        We will present the following two proposals at the Annual Meeting. We do not expect anyone to present any other proposals, and our bylaws do not allow anyone to submit other proposals unless all stockholders are present in person or by proxy. If anyone validly presents any other proposal, we will use your proxy to vote on those proposals as we believe is appropriate.

1.      ELECTION OF DIRECTORS

Nominees for election to the Board of Directors are:

                                  Charles P. Pieper
                                  Thomas Morgan
                                  Kevin J. Conway
                                  Frank P. Doyle
                                  Brian D. Finn
                                  L. Dennis Kozlowski
                                  Milton H. Kuyers
                                  Allon H. Lefever
                                  Edward J. Mathias

        Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the nine nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Directors," which begins on page 6.

        CDR-PC Acquisition L.L.C., an affiliate of an investment fund managed by Clayton, Dubilier & Rice, Inc., nominated Messrs. Pieper, Conway and Finn. CDR-PC Acquisition has the right to nominate three directors under the agreement with U.S. Office Products pursuant to which CDR-PC Acquisition acquired its interest in U.S. Office Products. For more information about the relationship between CDR-PC Acquisition and U.S. Office Products, see the section of this booklet titled "Certain Relationships and Related Transactions," which begins on page 20.

        If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. CDR-PC Acquisition has the right to nominate any substitute for Messrs. Pieper, Conway or Finn. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Pursuant to the Board's authority to adjust the number of directors, the number of directors on the Board was reduced from ten to nine effective June 10, 1998. Proxies for the Annual Meeting may not be voted for more than nine nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE DIRECTORS.

2.      RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers has been our independent accountant since U.S. Office Products' inception in 1994. The Audit Committee and the Board believe that PricewaterhouseCoopers' long-term knowledge of U.S. Office Products is invaluable. We would like to continue this successful relationship. Representatives from PricewaterhouseCoopers will be available at the Annual Meeting to answer your questions and make a statement if they desire.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                STOCK OWNERSHIP

        There were 36,463,254 shares of U.S. Office Products' common stock issued and outstanding on August 5, 1998. The following table shows how many shares were owned by each person who owned more than 5% of the issued and outstanding shares on that date.

                                                                       NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                    SHARES        SHARES
                                                                      -----------  -------------
        CDR-PC Acquisition, L.L.C.                                    9,079,350           24.9%
        c/o Clayton, Dubilier & Rice Fund V
           Limited Partnership
        1403 Foulk Road
        Suite 106
        Wilmington, DE 19803

        FMR Corp. (1)                                                 2,861,627            7.8%
        82 Devonshire Street
        Boston, MA 02109

(1) Number of shares owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on August 10, 1998.

The following table shows how many shares were owned on August 5, 1998 by each of (1) the directors of U.S. Office Products, (2) the Chief Executive Officer of U.S. Office Products, and (3) the other persons named in the Summary Compensation Table on page 14. (In the remainder of this Proxy Statement, we collectively will refer to the Chief Executive Officer and the other persons listed in the Summary Compensation Table as the "named officers.") The table also shows how many shares were owned by all of the directors and executive officers of U.S. Office Products together.

                                                                       NUMBER OF     PERCENT OF
NAME OF BENEFICIAL OWNER                                                SHARES         SHARES
                                                                      -----------  ---------------
        Charles P. Pieper                                                     --         --
        Thomas Morgan                                                     91,858(1)        *
        Donald H. Platt                                                   91,312(2)        *
        Mark D. Director                                                  52,771(3)        *
        Kevin J. Conway                                                       --         --
        Frank P. Doyle                                                        --         --
        Brian D. Finn                                                         --         --
        L. Dennis Kozlowski                                               30,000          *
        Allon H. Lefever                                                  24,799(4)        *
        Milton H. Kuyers                                                  31,720(5)        *
        Edward J. Mathias                                                 72,407(6)        *
        Jonathan J. Ledecky                                              758,953(7)          2.0%
        Timothy J. Flynn                                                 271,464(8)        *
        All current executive officers and directors as a group        1,525,765(9)          4.1%

                                                   [FOOTNOTES ON FOLLOWING PAGE]

------------------------

*   Less than 1%.

(1) Includes 50 shares owned by Mr. Morgan's wife and 86,858 shares subject to options that are exercisable currently or exercisable within 60 days.

(2) Includes 90,268 shares subject to options that are exercisable currently or exercisable within 60 days.

(3) Includes 52,093 shares subject to options that are exercisable currently or exercisable within 60 days.

(4) Includes 20,232 shares subject to options that are exercisable currently or exercisable within 60 days.

(5) Includes 11,036 shares subject to options that are exercisable currently or exercisable within 60 days.

(6) Includes 20,232 shares subject to options that are exercisable currently or exercisable within 60 days.

(7) Includes 292,350 shares subject to options that are exercisable currently or exercisable within 60 days.

(8) Includes 114,103 shares subject to options that are exercisable currently or exercisable within 60 days.

(9) Includes 696,547 shares subject to options that are exercisable currently or exercisable within 60 days.

                             THE BOARD OF DIRECTORS

MEMBERSHIP

        We have set forth below certain information regarding the members of U.S. Office Products' Board of Directors. Each of the directors has been nominated for re-election at the Annual Meeting.

CHARLES P. PIEPER

AGE:                      51

DIRECTOR SINCE:           June 1998

PRINCIPAL OCCUPATION:     Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS           Mr. Pieper has been the Chairman of the Board U.S. Office Products
EXPERIENCE:               since June 1998. Mr. Pieper has been a principal and a director of
                          Clayton, Dubilier & Rice, Inc. since March 1997 and March 1998, respectively. Previously, Mr. Pieper was President and Chief
                          Executive Officer of GE Lighting Europe and GE Japan, GE Korea, GE
                          Taiwan, GE Medical Systems Asia, Yokogawa Medical Systems and GE
                          Trading Co.

OTHER DIRECTORSHIPS:      Dynatech Corporation

THOMAS MORGAN

AGE:                      44

DIRECTOR SINCE:           February 1997

PRINCIPAL OCCUPATION:     President, Chief Executive Officer and Director of U.S. Office
                          Products

RECENT BUSINESS           Mr. Morgan joined U.S. Office Products in 1997 as the President of
EXPERIENCE:               the North American Office Products Group. He was promoted to Chief
                          Operating Officer in June 1997 and to Chief Executive Officer in
                          November 1997. Before joining U.S. Office Products, he spent more than 20 years with Genuine Parts Company where he was most recently Executive Vice President of S.P. Richards Company, a
                          national office products wholesaler.

KEVIN J. CONWAY

AGE:                      39

DIRECTOR SINCE:           June 1998

PRINCIPAL OCCUPATION:     Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS           Mr. Conway has been a principal of Clayton, Dubilier & Rice, Inc.
EXPERIENCE:               since 1994 and a director since March 1998. Prior to joining
                          Clayton, Dubilier & Rice, Inc., Mr. Conway worked for ten years at
                          Goldman, Sachs & Co., an investment banking firm.

OTHER DIRECTORSHIPS:      Riverwood International Corporation

FRANK P. DOYLE

AGE:                      66

DIRECTOR SINCE:           June 1998

PRINCIPAL OCCUPATION:     Private Consultant

RECENT BUSINESS           Mr. Doyle became a private consultant after retiring as Executive
EXPERIENCE:               Vice President of General Electric Company in 1996. As Executive
                          Vice President, he was one of a three-member Corporate Executive
                          Office to which all of GE's operating businesses and staff reported. Mr. Doyle served as Executive Vice President of GE from
                          1991, and prior to that time he was Senior Vice President at GE with responsibility for Corporate Marketing and Advertising,
                          Employee, Government and Public Relations from 1981.

OTHER DIRECTORSHIPS:      Compaq Computer Corporation; Paine Webber Group, Inc.; Roadway
                          Express, Inc.

BRIAN D. FINN

AGE:                      37

DIRECTOR SINCE:           June 1998

PRINCIPAL OCCUPATION:     Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS           Mr. Finn has been a principal and a director of Clayton, Dubilier
EXPERIENCE:               & Rice, Inc. since June 1997 and March 1998, respectively. Prior to joining Clayton, Dubilier & Rice, Inc. in 1997, Mr. Finn worked for 15 years at Credit Suisse First Boston, an investment banking firm, most recently as co-head of the Mergers and Acquisitions division.

OTHER DIRECTORSHIPS:      Dynatech Corporation

L. DENNIS KOZLOWSKI

AGE:                      51

DIRECTOR SINCE:           June 1998

PRINCIPAL OCCUPATION:     Chairman and Chief Executive Officer of Tyco International Ltd.

RECENT BUSINESS           Mr. Kozlowski has served as Chairman and Chief Executive Officer
EXPERIENCE:               of Tyco International Ltd., a multinational company involved in manufacturing, distribution, and servicing fire protection and security systems, disposable medical products, flow control and electronic products worldwide, since 1993 and 1992, respectively.
                          Prior to that, he was President and Chief Operating Officer. He has been with Tyco since 1989 and has been a director of Tyco since 1987.

OTHER DIRECTORSHIPS:      Applied Power Inc.; Raytheon Company

MILTON H. KUYERS

AGE:                      60

DIRECTOR SINCE:           April 1995

PRINCIPAL OCCUPATION:     Chairman and Chief Executive Officer of GMK Companies

RECENT BUSINESS           Mr. Kuyers is a part owner and executive officer of a number of
EXPERIENCE:               privately held companies, including: Zero Zone, Inc., a
                          manufacturer of commercial refrigeration units; Desert Aire Corp., a manufacturer of commercial dehumidification equipment; Northwest
                          Coatings, Inc., a manufacturer of coating products; Grayline,
                          Inc., a manufacturer of tubing used in the appliance and
                          electrical industries; Faustel, a manufacturer of custom coating equipment; and Digicorp Inc., a distributor of business telephone systems and cellular telephones. Prior to 1993, Mr. Kuyers served as the President of Star Sprinkler Corp., a manufacturer of sprinkler heads for fire protection systems. Before its
                          acquisition by U.S. Office Products, Mr. Kuyers was a director of
                          H.H. West Company, a wholly-owned subsidiary of U.S. Office
                          Products. Mr. Kuyers previously served on the board of Medical
                          Advances, Inc., a manufacturer of parts for medical diagnostic applications, until its sale in March 1997.

ALLON H. LEFEVER

AGE:                      51

DIRECTOR SINCE:           February 1995

PRINCIPAL OCCUPATION:     Senior Vice President of the Affiliated Companies for High
                          Industries, Inc.

RECENT BUSINESS           Mr. Lefever has been Senior Vice President of the Affiliated
EXPERIENCE:               Companies for High Industries, Inc., since April 1988. From 1988 until its acquisition by U.S. Office Products, Mr. Lefever served as the Chairman of the Board and Chief Executive Officer of The
                          Office Works, Inc., and he currently serves on the boards of several private companies.

EDWARD J. MATHIAS

AGE:                      56

DIRECTOR SINCE:           February 1995

PRINCIPAL OCCUPATION:     Managing Director of The Carlyle Group

RECENT BUSINESS           Mr. Mathias has been a Managing Director of The Carlyle Group, a
EXPERIENCE:               merchant bank based in Washington D.C., since 1994. From 1971 to
                          1993, Mr. Mathias was employed at T. Rowe Price, most recently as a Managing Director.

OTHER DIRECTORSHIPS:      Sirrom Capital Corp.; The Fortress Group, Inc.; USA Floral, Inc.;
                          Condor Technology Solutions, Inc.

BOARD ORGANIZATION AND MEETINGS

        During the fiscal year ended April 25, 1998, U.S. Office Products' Board of Directors met 18 times and took action by unanimous written consent twice. Except as noted, every member of the Board attended at least 75% of the total Board meetings and at least 75% of the meetings of committees on which the member served. John A. Quelch, who is not a nominee for election to the Board, attended fewer than 75% of the meetings of the Board.

        The Board of Directors has the following committees:

        EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all the powers of the Board between meetings of the Board, except that the Executive Committee cannot: amend the certificate of incorporation or bylaws; approve or recommend a merger, consolidation or disposition of all or substantially all of U.S. Office Products' assets; recommend or revoke a dissolution of U.S. Office Products; or take any other action that requires not less than a three-quarter affirmative vote of the directors. In addition, the Executive Committee cannot declare a dividend or authorize the issuance of stock unless specifically authorized by the Board of Directors. The members of the Executive Committee are:

                                            Charles P. Pieper

                                            L. Dennis Kozlowski

                                            Thomas Morgan

        The Executive Committee did not meet but did act eight times by unanimous written consent in U.S. Office Products' 1998 fiscal year.

        AUDIT COMMITTEE. The Audit Committee (i) makes recommendations to the Board of Directors with respect to the independent accountants who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent accountants to review their findings and recommendations; (iii) approves major accounting policies or changes thereto; and (iv) periodically reviews principal internal controls to assure that U.S. Office Products is maintaining a sound and modern system of financial controls. The members of the Audit Committee are:

                                      Milton H. Kuyers (Chairman)

                                      Kevin J. Conway

                                      Allon H. Lefever

        The Audit Committee met three times and acted once by unanimous written consent in U.S. Office Products' 1998 fiscal year.

        COMPENSATION COMMITTEE. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all executive officers and certain other management personnel. This committee also administers the U.S. Office Products Company Amended and Restated 1994 Long-Term Incentive Plan (the "Incentive Plan") and the U.S. Office Products Company Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan"). The Board of Directors has also authorized Messrs. Doyle and Mathias, acting as a subcommittee of the Compensation Committee whose members qualify as outside, non-employee directors under applicable tax and securities laws, to approve any awards of stock or options to U.S. Office Products' directors (other than non-employee directors) and officers under the Incentive Plan and to administer elements of the Section 162(m) Bonus Plan (the "Bonus Plan"). The members of the Compensation Committee are:

                                      Frank P. Doyle (Chairman)

                                      Edward J. Mathias

                                      Brian D. Finn

        The Compensation Committee met twice and acted more than 50 times by unanimous written consent in U.S. Office Products' 1998 fiscal year.

COMPENSATION OF DIRECTORS

        FEES AND EXPENSES. U.S. Office Products pays each director who is not a U.S. Office Products employee an annual fee of $35,000, or $50,000 for members of the Executive Committee. In fiscal 1998, U.S. Office Products paid a total of $155,000 in directors' fees. Under the terms of a consulting agreement described on page 20 of this Proxy Statement, Messrs. Pieper, Conway and Finn have agreed to waive these fees. All directors are reimbursed for out-of-pocket expenses related to attending Board meetings. The total amount paid for expenses to directors in fiscal 1998 was $24,500.

        1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN. In connection with this plan, U.S. Office Products awards non-employee directors options to acquire 7,875 shares of common stock upon their initial election as a member of the Board of Directors. U.S. Office Products also awards each director options to acquire 2,250 shares in each year they are re-elected. Options awarded to directors under the 1996 Non-employee Directors' Stock Plan vest in two equal installments at the six-month and one-year anniversaries of the date the options are awarded. U.S. Office Products will also pay directors' fees in the form of shares of common stock or "deferred" shares of common stock for each director who elects to receive fees this way. Two directors elected to defer their compensation under this plan during U.S. Office Products' 1998 fiscal year. Messrs. Pieper, Conway and Finn will not receive compensation under the 1996 Non-employee Directors' Stock Plan while they are members of the U.S. Office Products' Board. For more information about the relationship between U.S. Office Products and Messrs. Pieper, Conway and Finn, see the section of this booklet titled "Certain Relationships and Related Transactions," which begins on page 20.

        DIRECTORS WHO ARE ALSO EMPLOYEES. U.S. Office Products does not pay directors who are also employees any additional compensation for serving on the Board.

                      EXECUTIVE OFFICERS AND COMPENSATION

        We set forth below certain information regarding the executive officers of U.S. Office Products (other than Mr. Morgan, whose information is set forth on page 6).

MICHAEL J. BARNELL   PRESIDENT, NORTH AMERICAN OFFICE PRODUCTS GROUP

AGE:                 42

OFFICER SINCE:       1997

POSITION(S) HELD AT  Mr. Barnell has served as President of the North American Office
COMPANY:             Products Group since September 1, 1997. From March 1, 1997 until
                     September 1997, he was Executive Vice President of the North American
                     Office Products Group. He joined U.S. Office Products in August 1996 as a Group Executive Vice President, when U.S. Office Products purchased
                     St. Louis-based American Loose Leaf/ Business Products, Inc.

PREVIOUS BUSINESS    From 1984 until joining U.S. Office Products, Mr. Barnell served as
EXPERIENCE:          President of American Loose Leaf/Business Products, Inc.

MARK D. DIRECTOR     EXECUTIVE VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND
                     SECRETARY

AGE:                 40

OFFICER SINCE:       1996

POSITION(S) HELD AT  Mr. Director has served as Executive Vice President-Administration
COMPANY:             since February 1998, and as General Counsel and Secretary since
                     February 1996 and August 1996, respectively. From June 1997 until
                     February 1998, he served as Chief Administrative Officer. From February
                     1996 until June 1997, Mr. Director served as Executive Vice President.

PREVIOUS BUSINESS    Before coming to U.S. Office Products, Mr. Director served as Executive
EXPERIENCE:          Vice President, General Counsel and Assistant Secretary of Radio Movil
                     Digital Americas from February 1995 until September 1995. Prior to that, Mr. Director was a principal of Fields & Director, P.C. a law firm located in Washington, D.C. from 1990 until 1995.

JOSEPH T. DOYLE      EXECUTIVE VICE PRESIDENT - FINANCE, CHIEF FINANCIAL OFFICER AND
                     TREASURER

AGE:                 51

OFFICER SINCE:       1998

POSITION(S) HELD AT  Mr. Doyle has served as Executive Vice President-Finance, Chief
COMPANY:             Financial Officer and Treasurer since August 12, 1998, when he joined
                     U.S. Office Products.

PREVIOUS BUSINESS    From April 1996 to June 1998 Mr. Doyle was Senior Vice
EXPERIENCE:          President-Finance, Westinghouse Electric Corporation. From January 1994
                     to March 1996 he was Executive Vice President-Finance, Chief Financial
                     Officer, Secretary and Director of Allison Engine Company. Prior to
                     that, Mr. Doyle held various positions in General Dynamics Corporation from 1986 to 1993.

OTHER                MVE, Inc.
DIRECTORSHIPS:

DONALD H. PLATT      EXECUTIVE VICE PRESIDENT - STRATEGIC PLANNING

AGE:                 51

OFFICER SINCE:       1995

POSITION(S) HELD AT  Mr. Platt has served as Executive Vice President-Strategic Planning
COMPANY:             since August 1998. Prior to that time, he served as Executive Vice
                     President-Finance from February 1998 to August 1998, as Chief Financial
                     Officer from August 1995 to August 1998, and as Treasurer since August
                     1996. From August 1995 until February 1998, he served as Senior Vice
                     President. From April 1995 until August 1995, Mr. Platt served as
                     Senior Vice President-Corporate Development.

PREVIOUS BUSINESS    From 1990 through 1993, Mr. Platt served as Dealer Business Consultant
EXPERIENCE:          and, from January 1994 through April 1995, as Vice President of Dealer
                     Financing, for Steelecase Financial Services, Inc. a finance subsidiary of Steelecase, Inc.

SUMMARY COMPENSATION TABLE

        We have set forth below, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) U.S. Office Products' Chief Executive Officer, and (ii) each of the four most highly compensated persons who were serving as executive officers of U.S. Office Products at the end of our fiscal year.

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                               ANNUAL COMPENSATION            ---------------------
                                     ---------------------------------------       SECURITIES
                                                                   OTHER           UNDERLYING
NAME AND PRINCIPAL        FISCAL                                  ANNUAL            OPTIONS/           ALL OTHER
POSITION (1)               YEAR      SALARY (2)    BONUS (3)   COMPENSATION        SARS(#)(4)        COMPENSATION
----------------------  -----------  -----------  -----------  -------------  ---------------------  -------------

Thomas Morgan (5)             1998    $ 519,000    $ 252,500     $  57,527             65,625          $   6,524
Chief Executive               1997      101,000       37,500        36,500             93,750             --
Officer

Donald H. Platt (6)           1998      300,000      175,000        --                 65,625              5,047
Executive Vice                1997      200,000      100,000        --                 28,125              3,394
President-Strategic           1996      150,000      125,000        45,300             93,750             --
Planning

Mark D. Director (7)          1998      300,000      150,000        --                 65,625              3,012
Executive Vice                1997      200,000      100,000        --                 28,125             --
President-                    1996       38,061       75,000        --                 37,500             --
Administration,
General Counsel and
Secretary

Jonathan J. Ledecky           1998      636,000       --            --                281,250             16,766
(8)                           1997      950,000       --            --                187,500             10,256
                              1996      250,000       --            --                187,500             --

Timothy J. Flynn (9)          1998      300,000       --            --                103,125             18,777
                              1997      300,000       --            --                 28,125             18,409
                              1996      250,000       75,000        --                116,250             15,256

----------

(1) The positions of Messrs. Morgan, Platt, Ledecky and Flynn changed during and after the end of U.S. Office Products' 1998 fiscal year. Mr. Morgan was Chief Operating Officer of U.S. Office Products from June 1997 until November 1997, when he became Chief Executive Officer. Mr. Platt served as Executive Vice President--Finance, Chief Financial Officer and Treasurer until August 12, 1998, when he became Executive Vice President--Strategic Planning. Mr. Ledecky served as Chief Executive Officer and Chairman of the Board until November 1997 and June 1998, respectively; after June 1998 Mr. Ledecky was no longer an executive officer of U.S. Office Products. Mr. Flynn served as President and Chief Operating Officer of U.S. Office Products until June 1997; thereafter he served as Vice Chairman of the Board until June 1998. After June 1998, Mr. Flynn was no longer an executive officer of U.S. Office Products.

(2) The salary for Mr. Morgan for fiscal 1997 represents less than one full year's compensation, as he commenced employment with U.S. Office Products during fiscal 1997. The salary for Mr. Director for fiscal 1996 represents less than one full year's compensation, as he commenced employment with U.S. Office Products during fiscal 1996.

(3) In addition to the cash bonuses paid related to fiscal 1996, U.S. Office Products granted options in fiscal 1997 as bonuses for fiscal 1996 to Messrs. Flynn, Platt, and Director to purchase 28,125, 28,125, and 28,125 shares of common stock, respectively, at an exercise price of $101.33 per share. The amount of $37,500 for Mr. Morgan in fiscal 1997 reflects an accrual of the pro rata portion of a bonus payable to Mr. Morgan no later than twelve months after the date of his employment.

                                         [FOOTNOTES CONTINUED ON FOLLOWING PAGE]

(4) Represents options granted during fiscal years 1998, 1997 and 1996 with respect to the stated number of shares of common stock. All options were granted under U.S. Office Products' Incentive Plan. All share amounts and exercise prices reflect a three-for-two stock split in November 1997 and a one-for-four reverse stock split effective June 10, 1998. As a result of the spin-off by U.S. Office Products in June 1998 of four of its divisions, U.S. Office Products adjusted the number and the exercise price of options pursuant to anti-dilution provisions of the Incentive Plan to increase the number and reduce the exercise price of the options. These adjustments are described in note 14 on pages 65 and 66 of the accompanying Annual Report. The amounts and exercise prices set forth in the table do not reflect these adjustments. The amounts also do not reflect any exercises and sales of options that may have been made in connection with the equity self-tender U.S. Office Products completed in June 1998. The spin-offs and equity self-tender were part of U.S. Office Products' strategic restructuring.

(5) Mr. Morgan's other annual compensation includes $36,500 and $50,027 of moving-related expenses in fiscal 1997 and fiscal 1998, respectively. Mr. Morgan's other compensation amount represents matching contributions under U.S. Office Products' 401(k) Retirement Plan of $2,284 and the payment of executive disability insurance premiums in the amount of $4,240.

(6) Mr. Platt's other annual compensation includes $45,300 in moving expenses for fiscal 1996. Mr. Platt's other compensation amounts represent matching contributions under U.S. Office Products' 401(k) Retirement Plan in the amounts of $3,203 and $1,740 in fiscal 1998 and 1997, respectively, and the payment of executive disability insurance premiums in the amounts of $1,844 and $1,654 in fiscal 1998 and 1997, respectively.

(7) Mr. Director's other compensation amount represents matching contributions under U.S. Office Products' 401(k) Retirement plan in the amount of $3,012.

(8) In accordance with the services agreement entered into by Mr. Ledecky in connection with U.S. Office Products' strategic restructuring, his annual salary was reduced to $48,000 as of June 10, 1998. For more information about Mr. Ledecky's employment arrangements with U.S. Office Products after the Strategic Restructuring, see "Employment Arrangements" beginning on page
    16. Mr. Ledecky's other compensation amounts represent matching contributions under U.S. Office Products' 401(k) Retirement Plan in the amounts of $1,046 and $2,170 in fiscal 1998 and 1997, respectively, and the payment of executive disability insurance premiums in the amounts of $15,720 and $8,086 in fiscal 1998 and 1997, respectively.

(9) Mr. Flynn's other compensation amounts represent matching contributions under U.S. Office Products' 401(k) Retirement Plan in the amounts of $1,063 and $1,001 in fiscal 1998 and 1997, respectively, the payment of executive disability insurance premiums in the amounts of $2,754 and $2,295 in fiscal 1998 and 1997, respectively, and the payment of split-dollar life insurance premiums in the amounts of $14,960, $15,113 and $15,256 in fiscal 1998, 1997 and 1996, respectively.

INFORMATION REGARDING OPTIONS GRANTED TO AND HELD BY THE NAMED OFFICERS

        We have set forth below certain information concerning the grant and exercise of options to purchase U.S. Office Products' common stock during the last completed fiscal year to each of the named officers. All options were granted under U.S. Office Products' Incentive Plan. All share amounts and exercise prices reflect a three-for-two stock split in November 1997 and a one-for-four reverse stock split effective June 10, 1998. As a result of the spin-off by U.S. Office Products in June 1998 of four of its divisions, U.S. Office Products adjusted the number and the exercise price of options pursuant to anti-dilution provisions of the Incentive Plan to increase the number and reduce the exercise price of the options. These adjustments are described in note 14 on pages 65 and 66 of the accompanying Annual Report. The amounts and exercise prices set forth below do not reflect these adjustments. The amounts also do not reflect any exercises and sales of options that may have been made in connection with the equity self-tender U.S. Office Products completed in June 1998. The spin-offs and equity self-tender were part of U.S. Office Products' strategic restructuring.

                         OPTIONS GRANTS IN FISCAL 1998

                                NUMBER OF
                               SECURITIES       PERCENT OF
                               UNDERLYING      TOTAL OPTIONS                               POTENTIAL REALIZABLE VALUE
                                 OPTIONS        GRANTED TO                                 AT ASSUMED ANNUAL RATES OF
                                 GRANTED       EMPLOYEES IN      EXERCISE    EXPIRATION            STOCK PRICE
NAME                             (1)(2)         FISCAL YEAR      PRICE (1)      DATE      APPRECIATION FOR OPTION TERM
----------------------------  -------------  -----------------  -----------  -----------  -----------------------------
                                                                                                5%             10%
                                                                                          ---------------  ------------
Thomas Morgan                      65,625              2.0%      $   60.68     4/28/2007   $   2,504,337   $  6,346,482
Donald H. Platt                    65,625              2.0%          60.68     4/28/2007       2,504,337      6,346,482
Mark D. Director                   65,625              2.0%          60.68     4/28/2007       2,504,337      6,346,482
Jonathan J. Ledecky                75,000              2.3%          80.00     4/28/2007       3,773,368      9,562,455
                                   75,000              2.3%          69.32     4/28/2007       3,269,623      8,285,867
                                  131,250              4.0%          60.68     4/28/2007       5,008,674     12,692,963
Timothy Flynn                     103,125              3.2%          60.68     4/28/2007       3,935,387      9,973,043

(1) The options granted are non-qualified stock options, which are exercisable at or above the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Incentive Plan.

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of five percent (5%) and ten percent (10%) from the market price at the time of grant. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation of U.S. Office Products' stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

     OPTION EXERCISES IN FISCAL 1998 AND VALUE OF OPTIONS AT APRIL 25, 1998

                                                              NUMBER OF SECURITIES
                              SHARES           VALUE         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                            ACQUIRED ON       REALIZED            OPTIONS HELD          IN-THE-MONEY (3) OPTIONS
NAME                      EXERCISE (#)(1)      ($)(2)        AT FISCAL YEAR-END (#)     AT FISCAL YEAR-END ($)(4)
------------------------  ---------------  --------------  --------------------------  ---------------------------
                                                           EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                                           -----------  -------------  ------------  -------------
Thomas Morgan                                                  23,437        135,938                  $   447,563
Donald H. Platt                  1,650       $   83,313        51,637        133,594   $  1,035,228     1,560,125
Mark D. Director                                               25,781        105,469        450,000       897,563
Jonathan J. Ledecky                                           168,750        525,000      2,964,063     2,993,563
Timothy Flynn                                                  72,187        184,688      1,534,922     2,021,828

------------------------

(1) Represents the number of shares with respect to which options were exercised.

(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of the U.S. Office Products' common stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of the U.S. Office Products' common stock on April 25, 1998 exceeded the exercise price of the options.

(4) The value of unexercised options represents the difference between the exercise price of such options and $67.50, which was the closing market price (as adjusted for the one-for-four reverse stock split) of the U.S. Office Products' common stock on April 25, 1998.

EMPLOYMENT ARRANGEMENTS

        Each of the named officers is party to an employment agreement with U.S. Office Products.

        Pursuant to their employment agreements, Messrs. Morgan, Flynn, Platt and Director are paid an annual base salary that is reviewed and can be increased by the Compensation Committee of the Board of Directors every year. The base salaries of Messrs. Morgan, Flynn, Platt and Director for the last three fiscal years are set forth in the "Summary Compensation Table" on page 14. As of July 31, 1998, the base salary of Messrs. Morgan, Flynn, Platt and Director were $600,000, $300,000, $350,000 and $350,000, respectively.

        Messrs. Flynn, Platt and Director are eligible to receive a year-end bonus of up to 100% of their base salary. These bonuses are paid out of a bonus pool determined by the Compensation Committee. The Compensation Committee determines the size of an officer's bonus by measuring the officer's performance and U.S. Office Products' overall performance against certain performance criteria, which have generally included the following: (i) the officer's overall performance and contribution to U.S. Office Products' growth and profitability;
(ii) U.S. Office Products' overall profit; (iii) U.S. Office Products' internal revenue growth; and (iv) U.S. Office Products' revenue growth due to acquisitions. Messrs. Flynn, Platt and Director's employment agreements are each for an initial term of four years commencing on February 23, 1995, April 17, 1995 and December 6, 1995 respectively, and are automatically renewable at the end of the second year and every year afterwards for an additional year unless terminated or not renewed by U.S. Office Products or the employee.

        If U.S. Office Products were to terminate them without cause, Messrs. Flynn, Platt and Director would be entitled to receive their current salary for whatever period is remaining under the term of their employment agreement. If a change in control of U.S. Office Products were to occur (involving a change in the ownership of a majority of the voting stock of U.S. Office Products; a change in the majority of the Board of Directors without approval of the current Board; a merger, consolidation, recapitalization, reorganization or reverse stock split in which the stockholders of U.S. Office Products prior to such transaction do not continue to own at least 75% of the stock of U.S. Office Products following such transaction; or the approval by the stockholders of a plan of complete liquidation or disposition of more than 50% of U.S. Office Products' assets), Messrs. Flynn, Platt and Director would be able to elect to terminate their employment and receive their base salary at the rate then in effect for the remaining term of the agreement or two years, whichever is greater.

        Each employment agreement contains a covenant not to compete with U.S. Office Products for a period equal to the longer of: (i) two years immediately following the termination of employment; or (ii) in the case of a termination without cause pursuant to which such employee is entitled to continue to receive his base salary, for so long as U.S. Office Products continues to pay such salary. Applicable law may reduce the scope of the covenant not to compete. If applicable law requires U.S. Office Products to reduce the term of any such covenant, U.S. Office Products will be required to pay the employee only for the reduced period of time that the employee is prohibited from competing.

        Mr. Morgan is entitled to a bonus on the same terms as Messrs. Flynn, Platt and Director, except that his employment agreement (as amended in November
1997) guaranteed the payment of an incentive bonus in an amount equal to no less than $150,000 per year through the end of U.S. Office Products' 1999 fiscal year and in an amount no less than $75,000 for the 2000 fiscal year. Mr. Morgan's employment agreement is for a term ending October 31, 2000 and is automatically renewable for additional, successive one-year terms, unless U.S. Office Products notifies Mr. Morgan no less than six months before the end of the term that the agreement will not be renewed. In the event of a termination of employment by U.S. Office Products without cause, Mr. Morgan is entitled to receive his base salary for the longer of one year from the date of termination or whatever period is remaining under the employment agreement. Pursuant to his employment agreement, Mr. Morgan is subject to the same covenant not to compete as is included in the other employment agreements.

        In connection with U.S. Office Products' strategic restructuring that was completed on June 10, 1998, Jonathan J. Ledecky, the founder, Chairman of the Board and Chief Executive Officer of U.S. Office

Products, resigned as Chairman of U.S. Office Products. Mr. Ledecky and U.S. Office Products entered into a Services Agreement in connection with its strategic restructuring, which replaces Mr. Ledecky's prior employment agreement with U.S. Office Products. As a result of this agreement, Mr. Ledecky remains employed with U.S. Office Products, but his role with U.S. Office Products is substantially reduced. Under the agreement, Mr. Ledecky reports to the U.S. Office Products Board of Directors and provides high-level acquisition negotiation services and business strategic advice. Mr. Ledecky receives an annual salary of $48,000 through June 30, 2001. Mr. Ledecky also retains his existing U.S. Office Products' options; the number of shares subject to these options, and their exercise price, have been adjusted to take account of the transactions under the strategic restructuring. As a continuing employee, Mr. Ledecky is entitled to retain his options despite his reduction in services to U.S. Office Products. U.S. Office Products can terminate Mr. Ledecky's employment only for "cause." Cause consists of (i) his conviction of, or guilty or nolo contendere plea to, a felony, (ii) his engaging, despite notice, in conduct demonstrably and materially injurious to U.S. Office Products, or (iii) his violation of the noncompetition agreement as it relates to U.S. Office Products. If Mr. Ledecky resigns or is terminated, he will cease to vest in his U.S. Office Products options and will have 90 days to exercise any vested options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of U.S. Office Products' Board of Directors (the "Committee") is responsible for approving and reviewing with the Board of Directors the compensation of U.S. Office Products' executive officers and certain other management personnel. The Committee administers U.S. Office Products' stock benefit plans, including the Incentive Plan and the Executive Deferred Compensation Plan. The Committee also administers the Bonus Plan. Messrs. Finn and Doyle joined the Board and the Compensation Committee after the close of U.S. Office Products' 1998 fiscal year and therefore did not participate in the preparation of this report. Mr. Lefever has signed this report because he served on the Compensation Committee during U.S. Office Products' 1998 fiscal year.

        The Committee believes that compensation must be competitive, as well as directly and materially linked to U.S. Office Products' performance. In administering U.S. Office Products' compensation program, the Committee's objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a Company-wide basis, reflecting U.S. Office Products' success in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

        The key components of U.S. Office Products' executive compensation program have historically consisted of salary, annual incentive bonuses and stock options. The long-term compensation of U.S. Office Products' executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. The Committee's policy with respect to each of these elements is discussed below.

        Since U.S. Office Products' inception, the Committee has striven to balance the cash compensation needed to attract, motivate and retain executive talent with long-term incentives through the grant of stock options with multi-year vesting schedules. In the Committee's judgment, this approach tends to align the interests of management most closely with those of U.S. Office Products' stockholders.

        BASE SALARY. The Committee significantly adjusted the base salary levels of U.S. Office Products' executives for the 1998 fiscal year. These adjustments were based upon numerous factors, including the findings and recommendations of an independent compensation consultant, the significant growth and then-current size of U.S. Office Products and the need to provide base salary levels comparable to those being offered by U.S. Office Products' major competitors (including the peer group reflected in the Stock Performance Graph on page 21 of this booklet). In setting base salaries for new executive officers, the Committee took into account the background and qualifications of the new executives, the base salary levels of U.S. Office Products' other executive officers and the salaries that U.S. Office Products' competitors were paying to executives employed in comparable positions. The Committee also increased the base salary levels of certain executive officers during the 1998 fiscal year. The Committee made these additional adjustments taking into account the changing and expanded responsibilities of certain of the executive officers as well as its continued desire to reward certain executives for their significant contributions to U.S. Office Products' continued growth and to respond to competitive pay practices.

        ANNUAL INCENTIVE BONUS. At the end of each fiscal year, the Committee decides whether to award incentive bonuses to executive officers, based on U.S. Office Products' success in achieving its growth and profitability targets and recommendations made by U.S. Office Products' Chief Executive Officer. In making decisions about incentive bonuses for other management personnel, the Committee considers the recommendations of the executive officers. Bonuses are determined by measuring an officer's performance and U.S. Office Products' overall performance against certain performance criteria, which have generally included the following: (i) the officer's overall performance and contribution to U.S. Office Products' growth and profitability; (ii) U.S. Office Products' overall profit; (iii) U.S. Office Products' internal revenue growth; and (iv) U.S. Office Products' revenue growth due to acquisitions.

        LONG-TERM INCENTIVE PLAN. Under the Incentive Plan, the Committee (acting through a subcommittee of independent, non-employee directors) can award
(i) stock options, including incentive stock options, non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grants, or SARs that are only exercisable in the event of a change in control of U.S. Office Products or upon other events; (iii) performance awards, consisting of a right to receive cash in an amount determined with reference to the value of the Common Stock, a fixed dollar amount payable in cash, or a combination of both; (iv) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments; or (v) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock. Thus far, the Committee has granted only non-qualified stock options under the Incentive Plan.

        The Committee believes that aligning management's interests with those of U.S. Office Products' stockholders is an important element of U.S. Office Products' approach to executive compensation. Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. The stock options granted during the 1998 fiscal year have ten-year terms and are exercisable at the fair market value of U.S. Office Products' stock on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares granted. The Committee granted options to purchase 581,250 shares of Common Stock to executive officers for the 1998 fiscal year.

        Stock options have been awarded periodically at the discretion of the Compensation Committee (acting through a subcommittee of independent, non-employee directors), based upon recommendations of U.S. Office Products' Chief Executive Officer. The size of such grants, in general, have been evaluated by regularly assessing competitive market practices, the recipient's position and level of responsibility within U.S. Office Products and U.S. Office Products' overall performance. Grants have also taken into account the differential between the levels of cash compensation paid by U.S. Office Products as compared to those of U.S. Office Products' competitors.

        The Committee intends and expects to grant options under the Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code and therefore expects that U.S. Office Products will receive a deduction with respect to the exercise of the stock options.

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee considered several factors in establishing the CEO's compensation package, including competitive pay practices, the CEO's level of stock ownership and options, his contributions toward achievement of strategic goals and U.S. Office Products' overall financial and operating success and motivational factors. From those principles, the Committee developed compensation programs for the two individuals who served as Chief Executive Officers during the fiscal year. In the early part of the 1998 fiscal year, the Committee made substantial option grants to Jonathan J. Ledecky, then serving as Chief Executive Officer. In November 1997, Mr. Ledecky ceased serving as Chief Executive Officer of U.S. Office Products, while remaining an employee. At that time, his salary level declined from $950,000 per year to $250,000 per year. Given the incentives from the beginning of the year and Mr. Ledecky's less direct role going forward, the Committee did not provide additional incentives or other bonuses during the year. In November 1997, Thomas Morgan was promoted from his position as Chief Operating Officer (which he had assumed in June 1997) to be Chief Executive Officer. At that time, the Committee increased Mr. Morgan's base salary from $450,000 to $600,000. In addition the Committee continued in effect a guaranteed bonus of $150,000 per year (over and above his base salary). Mr. Morgan had also received a significant option grant near the beginning of the fiscal year, and so the Committee did not provide additional option grants during the year. However, the Committee concluded that he should receive a bonus of $102,500 in addition to the guaranteed amount.

                                      Allon H. Lefever

                                      Edward J. Mathias

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to an investment agreement, on June 10, 1998 U.S. Office Products issued to CDR-PC Acquisition L.L.C. (an affiliate of an investment fund managed by Clayton, Dubilier & Rice, Inc.) common stock representing 24.9% of the outstanding U.S. Office Products' common stock after giving effect to the issuance of such shares. In the same transaction, U.S. Office Products also issued warrants to purchase additional shares of common stock. CDR-PC Acquisition paid $270.0 million for the common stock and warrants. As a condition of the investment agreement, U.S. Office Products entered into an indemnification agreement and a registration rights agreement. The indemnification agreement requires U.S. Office Products to indemnify CDR-PC Acquisition and related parties from certain claims and liabilities arising under the securities laws, or otherwise, relating to the investment by CDR-PC Acquisition in U.S. Office Products, U.S. Office Products' strategic restructuring, and the provision of advisory services to U.S. Office Products. The registration rights agreement requires U.S. Office Products to register shares of U.S. Office Products' common stock held by CDR-PC Acquisition under certain circumstances.

        In accordance with the investment agreement, Messrs. Conway, Finn, and Pieper, principals and directors of Clayton, Dubilier & Rice, Inc., were appointed to the Board of Directors of U.S. Office Products. Additionally, in connection with the investment agreement, U.S. Office Products entered into a consulting agreement with Clayton, Dubilier & Rice, Inc. Under the consulting agreement, Clayton, Dubilier & Rice receives an annual fee of $500,000 for providing management and financial consulting services to U.S. Office Products. Messrs. Conway, Finn, and Pieper have waived their right to receive Directors' fees and to participate in the 1996 Non-employee Director Stock Plan. See "The Board of Directors--Compensation of Directors" on page 11.

        U.S. Office Products leases office, warehouse and retail store space from two partnerships, a principal partner of which is Mr. Kuyers, a director of U.S. Office Products. Based on our experience in such transactions, we believe that such leases are on terms not less favorable than would be obtainable in an arm's-length transaction from an unaffiliated third party. The amounts paid to these partnerships by The H. H. West Company, a wholly-owned subsidiary of U.S. Office Products, for fiscal year 1998 was approximately $468,130, and, pursuant to the terms of the lease agreement, will increase by five percent (5%) for fiscal 1999.

                               OTHER INFORMATION

STOCK PERFORMANCE

        We set forth below a comparison of changes in the price of U.S. Office Products' common stock with changes in the cumulative total returns of the NASDAQ Market Index and the Industry Comparables Index. The Industry Comparables Index is an index derived from the trading price of the following office products companies: Boise Cascade Office Products Corp., BT Office Products International, Inc., Corporate Express Inc., Office Depot Inc., and Staples Inc. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends. The graph covers a period from February 15, 1995, the date that U.S. Office Products' common stock began trading on the Nasdaq National Stock Market following its initial public offering, through the end of U.S. Office Products' 1998 fiscal year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             U.S. OFFICE PRODUCTS        PEER GROUP INDEX        NASDAQ MARKET INDEX
2/15/95                      $100.00                 $100.00                     $100.00
4/30/95                      $120.24                  $94.06                     $108.61
4/30/96                      $342.86                 $145.74                     $151.80
4/26/97                      $215.48                  $93.02                     $161.60
4/25/98                      $240.95                 $168.72                     $240.01

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on our records and other information, we believe that our directors and officers reported all transactions in U.S. Office Products' common stock and options on a timely basis during the fiscal year ended April 25, 1998, except as follows: 1) Michael J. Barnell did not file an October 1997 Form 4 to report several sales by his wife until May 26, 1998; and 2) a Form 3 submitted by Michael Dooling (formerly a director of U.S. Office Products) was amended in May 1998 to reflect options that were inadvertently omitted from the original Form 3.

PROPOSALS FOR THE 1999 ANNUAL MEETING

        If you want to include a proposal in the proxy statement for U.S. Office Products' 1999 Annual Meeting, send the proposal to U. S. Office Products Company, Attn: Mark D. Director, Executive Vice President-Administration, General Counsel and Secretary, at 1025 Thomas Jefferson Street, N.W., Suite 600 East, Washington, D.C. 20007. Proposals must be received on or before April 16, 1999 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of U.S. Office Products' certificate of incorporation and bylaws. U.S. Office Products will be able to use proxies given to it for next year's meeting to vote for or against any such proposal at U.S. Office Products' discretion unless the proposal is submitted to U.S. Office Products on or before June 30, 1999.

                                                                           PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          U.S. OFFICE PRODUCTS COMPANY

The undersigned hereby appoints Thomas Morgan and Mark D. Director as attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of U.S. Office Products Company standing in the name of the undersigned with all powers the undersigned would possess if present at the 1998 Annual Meeting of U.S. Office Products' Stockholders to be held September 16, 1998 and at any and all continuations and adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THIS PROXY, WHEN PROPERLY
EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY      Please mark your
WILL BE VOTED FOR PROPOSALS 1      votes as indicated
AND 2.                             in this example.    [X]

1.         ELECTION OF DIRECTORS         FOR all nominees listed below           WITHHOLD AUTHORITY
                                         (EXCEPT AS MARKED TO THE CONTRARY) / /  TO VOTE FOR ALL NOMINEES LISTED
                                                                                 BELOW / /

NOMINEES: Kevin J. Conway, Frank P. Doyle, Brian D. Finn, L. Dennis Kozlowski, Milton H. Kuyers, Allon H. Lefever, Edward J. Mathias, Thomas Morgan, and Charles P. Pieper

(INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name in the space provided below)
--------------------------------------------------------------------------------

2. Ratification of PricewaterhouseCoopers LLP as the independent accountants of U.S. Office Products Company.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

                                                                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as
                                                                         attorney, executor, administrator, trustee, or guardian,
                                                                         please give full title as such. If a corporation, please
                                                                         give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in
                                                                         partnership name by authorized person.

                                                                         Dated ----------------------------------, 1998

                                                                         -----------------------------------------------------------
                                                                                                 (Signature)

                                                                         -----------------------------------------------------------
                                                                                          Signature if held jointly

                                                                         Please mark this box if you plan to attend the Annual
                                                                         Meeting  / /

                                                                         PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THE PROXY CARD
                                                                         USING THE ENCLOSED ENVELOPE.